UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 6, 2009

SOUTHERN STAR CENTRAL CORP.

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(Exact name of registrant as specified in its charter)

Delaware	333-110979	04-3712210
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4700 Highway 56, Owensboro, KY 42301		42301
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (270) 852-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange  Act (17 C.F.R. 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

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Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 5, 2009, Cyrille Vittecoq, 44, was elected to the Board by written consent of the Board of Directors of Southern Star to replace Yves Rheault who resigned because of a change in employment.  Mr. Vittecoq is currently Vice-President, Investments-Energy with Caisse de dépôt et placement du Québec, (“CDP”), and a member of CDP’s Private Equity Group Management Committee since 2006, where his main focus is to manage and develop energy-sector investments, in particular those related to energy infrastructure, petroleum and natural gas.  Mr. Vittecoq originally joined CDP as an analyst in 1993 and was subsequently promoted to manager, a position he kept until 1997, when he left CDP to become Vice-President of Finance at Baralex, a Québec-based publicly traded corporation specializing in electricity and production.

Mr. Vittecoq returned to CDP in 2000, as an investment manager and then senior manager, helping to increase the CDP private equity investments in the energy sector.  Mr. Vittecoq has been a Director of Canadian Hydro Developers from 2002 to 2008 and he is currently Director of Innergex Renewable Energy, Inc.  Mr. Vittecoq holds a bachelor’s degree in management from the Université de Sherbrooke (1989) and has been a chartered financial analyst, (“CFA”), since 1994.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2009	SOUTHERN STAR CENTRAL CORP. /s/ Susanne W. Harris
Susanne W. Harris Vice President, Chief Financial Officer and Treasurer

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